                                                                     EXHIBIT 3.1

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                              NEI WEBWORLD, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is NEI Webworld, Inc. (the "Corporation").

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of Corporation at a special meeting of such shareholders conducted on April 4, 1997.

     The first two sentences contained in Article V are hereby amended to read in their entirety as follows:

     "A. The corporation is authorized to issue two classes of shares of capital stock, designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of Common Stock authorized to be issued is 20,000,000 shares with a par value of $.01 per share."

The remaining text of Article V is not amended or modified in any manner by these Articles of Amendment.

                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption and the number of shares entitled to vote thereon was as follows:



                Number of      Number of     Number of   Entitled to
                 Shares     Shares Entitled  Votes per    Vote as a   Voted For  Voted Against
Designation    Outstanding      to Vote        Share        Class     Amendment    Amendment
-------------  -----------  ---------------  ----------  -----------  ---------  -------------
Common           710,955        710,955        710,955       N/A       710,955         -0-

Preferred
  Series A       271,500        271,500        904,095*      -0-       904,095         -0-
  Series B       478,500          -0-            N/A         N/A         N/A           N/A
  Series C       185,000          -0-            N/A         N/A         N/A           N/A

--------------------
  * Reflects increased voting power resulting from 2.33 for 1 Common Stock dividend granted in March 1996.


     IN WITNESS WHEREOF, the Corporation has executed this document as of April 8, 1997.

                                              NEI WEBWORLD, INC.


                                              By: /s/ Richard J. Wiencek
                                                 -------------------------------
                                                  Richard J. Wiencek, President

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                              NEI WEBWORLD, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is NEI Webworld, Inc. (the "Corporation").

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of Corporation at a special meeting of such shareholders conducted on April 4, 1997.

     Article V is hereby amended to read in its entirety as follows:

          "The corporation is authorized to issue two classes of shares of capital stock, designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of Common Stock authorized to be issued is 20,000,000 shares with a par value of $.01 per share. The aggregate number of shares of Preferred Stock authorized to be issued is 2,000,000 shares with a par value of $1.00 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued."

                                 ARTICLE THREE

          The number of shares of the Corporation outstanding at the time of such adoption and the number of shares entitled to vote thereon was as follows:

                  Number of        Number of     Number of   Entitled to
                   Shares       Shares Entitled  Votes per    Vote as a   Voted For  Voted Against
Designation      Outstanding        to Vote        Share        Class     Amendment    Amendment
-----------      -----------    ---------------  ----------  -----------  ---------  -------------
Common             710,955          710,955      710,955          N/A      710,955       -0-
Preferred
  Series A         271,500          271,500      904,095*      904,095     904,095       -0-
  Series B         478,500          478,500      478,500       478,500     478,500       -0-
  Series C         185,000          185,000      185,000       185,000     185,000       -0-

-----------------------------

      * Reflects increased voting power resulting from 2.33 for 1 Common Stock dividend granted in March 1996.


          IN WITNESS WHEREOF, the Corporation has executed this document as of ____________________, 1997.

                                             NEI WEBWORLD, INC.


                                             By:
                                                --------------------------------
                                                 Richard J. Wiencek, President


                                       2